June 30, 2005

PERSONAL AND CONFIDENTIAL

Mr. Wolfgang Grabher
7932 Prospect Place
La Jolla, Ca 92037

Dear Mr. Grabher:

      This later memorializes the agreement (the "Agreement") that you reached with Patient Safety Technologies, Inc. ("PST") under which directly or though its agents or representatives PST agreed to serve as a consultant to IPEX, Inc. (the "Company") a Nevada Corporation whose principal place of business is 9255 Towne Centre Drive, Suite 235, San Diego, California (the "Company") in connection with the provision of certain turnaround services described below to the Company. You acknowledge that you are the principal and largest shareholder of the Company and that you have a substantial interest in its viability and financial performance.

      Pursuant to the Agreement, PST has provided and/or Will provide if reasonably necessary within the next 12 months, the following services (the "Services") to the Company: (a) substantial review of the Company% business and operations in order to facilitate an analysis of the Company's strategic options regarding a turnaround of the Company; (b) providing advice in the following areas: (i) identification of financing sources for the Company; (ii) providing capital introductions to the Company of financial institutions and/or strategic investors; (iii) evaluation and recommendation of candidates for appointment as officers, directors or employees of the Company; (iv) making personnel of PSI available to the Company to provide services to the Company on a temporary or permanent basis; (v) evaluation and/or negotiation of merger or sate opportunities for the Company, or such other form of transaction or endeavor which the Company may elect to pursue; and (vi) providing any other services as are mutually agreed upon in writing by PST and Grabher from time to time; and
(c) assisting the Company in installing a new management team.

      In consideration of the Services provided by PSI to the Company under the Agreement, Grabher agrees to pay to PST, on or before August 15, 2005 either (1) 500,000 shares of common stock of the Company (the "Shares") or (2) $1,500,000.00 (one and a half million dollars) in cash (the "Cash") as a non-refundable consulting fee (the "Consulting Fee") Whether the Consulting Fee shall be paid in the form of the Shares or the Cash shall be in the sole discretion of Grabber.

Mr. Wolfgang Grabher
June 30, 2005
Page 2

      If Grabher determines to pay the Consulting Fee by Shares, then for the purpose of ensuring the transfer of the Shares to PST as contemplated herein, Grabber agrees to enter into such additional agreements, sign such additional documents, and provide such additional certifications and documentation as may be requested by PST, the Transfer Agent, the Company or such other parties necessary to carry out the terms of the Agreement. Grabher represents and warrants that all Shares owned by Grabher have been duly authorized and validly issued, and are free and clear of all liens and other encumbrances, and are fully paid and non-assessable.

      This letter agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof', and all prior negotiations, agreements and understandings are merged herein. This letter agreement may not be modified or rescinded except pursuant to a written instrument signed by the party against whom enforcement is sought.

      The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, heirs and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      If the foregoing correctly sets forth our mutual understanding, please indicate your acceptance hereof by signing and returning the original copy of this letter agreement to the undersigned.


                                       Sincerely,

                                       PATIENT SAFETY TECHNOLOGIES, INC.


                                       By: /s/ Milton Ault
                                           -------------------------------------
                                           Milton "Todd" Ault, III
                                           Chief Executive Officer

Accepted and Agreed to this 30 day of
June, 2005

Wolfgang Grabher

By: /s/ Wolfgang Grabher
    -----------------------------------